EXHIBIT 23.01



                                    CONSENT
                                      OF
                                SIDLEY & AUSTIN


            Sidley & Austin hereby consents to all references made to it in the Registration Statement on Form S-1 of Kenmar Global Trust, as filed with the Securities and Exchange Commission on July 25, 1996.


Date:  July 25, 1996



                                          Very truly yours,



                                          Sidley & Austin